Exhibit (14.a)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-235679 on Form N-14 of our report dated December 23, 2019, relating to the financial statements and financial highlights of ALPS | WMC Research Value Fund, one of the series of Financial Investors Trust (the “Trust”), appearing in the Annual Report on Form N-CSR of the Trust for the year ended October 31, 2019, and to the references to us under the headings "Financial Highlights" and “Independent Registered Public Accounting Firm” in the Proxy Statement/Prospectus and “Representations and Warranties of the Target Fund” within Appendix A: Agreement and Plan of Reorganization in the Proxy Statement/Prospectus, and to the references to us under the headings “Financial Highlights” in the Prospectus dated February 28, 2019 and “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information dated February 28, 2019, which are part of such Registration Statement.

/s/DELOITTE & TOUCHE LLP

Denver, Colorado
January 31, 2020